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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

      This will confirm the agreement by and between each of the undersigned, in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, that the Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the Common Stock, par value $0.001 per share, of Geoworks Corporation is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 7, 2003



                                  SCIENCE APPLICATIONS INTERNATIONAL CORPORATION



                                  By:            /s/   DOUGLAS E. SCOTT
                                         ---------------------------------------
                                         Name:  Douglas E. Scott
                                         Title: Senior Vice President and
                                                General Counsel



                                  TELCORDIA VENTURE CAPITAL CORPORATION



                                  By:             /s/    GIAN A. BROWN
                                         ---------------------------------------
                                         Name:  Gian A. Brown
                                         Title:  General Counsel


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